UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):    March 10, 2009

Mach One Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 333-146744

Nevada	88-0338837
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6430 Congress Drive West Bend, WI 53095
(Address of Principal Executive Offices, Including Zip Code)

262-675-2499
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2009, the Board of Directors of the registrant appointed Patrick G. Sheridan to serve as the Registrant’s Chief Financial Officer. Following is a resume of Mr. Sheridan:

Patrick G. Sheridan from 2004 to present consulted for Hudson Financial, one of the world’s largest professional staffing firms. His responsibilities included financial, advisory, and research positions with large cap companies and included management of global restructuring processes along with coordination of all accounting activities relating to acquisitions, financing. Pat also managed and prepared documentation for SEC reporting for public companies as well as development and documentation of Financing Offering Memorandums.

Prior to Hudson, from 1996 to 2004, Pat was the President and CFO of Leisure Product Solutions, a large and comprehensive product development consulting firm. At Leisure, Pat directed all financial, operational and network activities. From 1993 to 1996, Pat was Vice President and CFO of HMU Management Corporation providing financial, administrative and property management services to long-term care facilities. From 1988 to 1993, Pat worked as a Manager of Business Assurance for Coopers & Lybrand and acted as a managing auditor to healthcare and small cap companies. Pat spent 6 years in the United States Navy as a Hospital Corpsman and Medical Lab Technician from 1981 to 1987.

Pat holds a BBA in Accounting from the University of North Florida and is a CPA.

Section 7 — Regulation FD

Item 7.01   Regulation FD Disclosure.

A press release regarding the appointment of Patrick G. Sheridan as the Registrant’s Chief Financial Officer was published on March 10, 2009, and is attached to this Form 8-K as Exhibit 99.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated March 10, 2009.

Signature(s)

        Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Mach One Corporation

Date: March 13, 2009	By:	/s/ Monte B. Tobin
Monte B. Tobin President